UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2020

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Commerce Street, Suite 300 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2020, the board of directors (the “Board”) of FB Financial Corporation (the “Company”) increased the size of the Board from nine members to 10 members and appointed William F. Carpenter III to fill the vacancy created by the increase and to serve as a member of the Board until the election and qualification of his successor or until his earlier death, resignation, or removal. Mr. Carpenter was additionally appointed to the audit committee of the Board.

Mr. Carpenter, age 65, is an accomplished health care executive who most recently served as chairman and chief executive officer for LifePoint Health, a role from which he retired in November 2018. Prior to joining LifePoint as a founding employee in 1999, Mr. Carpenter was a partner at the law firm of Waller Lansden Dortch & Davis, where he focused on corporate finance transactions, mergers and acquisitions, and health care regulatory matters. Mr. Carpenter serves on the boards of directors of NashvilleHealth, the Center for Medical Interoperability, United Way of Nashville, Nashville Public Radio and Montgomery Bell Academy. Mr. Carpenter received his Bachelor of Arts degree and his Doctor of Jurisprudence degree from Vanderbilt University.

The Board and its relevant committees have determined that Mr. Carpenter qualifies as an independent director under the listing standards of the New York Stock Exchange and as an “audit committee financial expert” under SEC rules. There are no arrangements or understandings between Mr. Carpenter and any other persons pursuant to which he was selected as director. In addition, there are no transactions involving Mr. Carpenter and the Company that require disclosure under Item 404(a) of Regulation S-K.

In his capacity as a director, Mr. Carpenter will receive compensation that is consistent with the compensation received by the other members of the Board. A description of the compensation payable to members of the Board is set forth under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 16, 2019 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number             Description of Exhibit

99.1                Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ James R. Gordon
James R. Gordon
Date: February 3, 2020	Chief Financial Officer